Collateral Exclusion Agreement

THIS IS AGREEMENT (the “Agreement") being executed and delivered by and between Calpian, Inc., a Texas corporation (the “Borrower”), Hall Phoenix/Inwood, Ltd., a Texas limited partnership (“Lender”), and Granite Hill Capital Ventures, LLC, a Delaware limited liability company (“Senior Lender”) (Borrower, Lender and Senior Lender are collectively referred to herein as the “Parties,” and individually, a “Party”).

RECITALS

A.Borrower has requested and/or obtained a loan in the amount of Two Million Dollars ($2,000,000.00) from Lender to Borrower (the “Loan”) which is secured by a second (2nd) priority lien upon all of the Company’s right, title and interest in and to all assets of the Borrower, including the equity shares of Digital Payments Processing Limited, a company based in and incorporated under the laws of Mumbai, India (“DPPL”), whether now owned or hereafter acquired and wherever located (the “Shares”).
B.Senior Lender and the Borrower are party to that certain Loan and Security Agreement dated November 9, 2012, as amended (the “Senior Loan Agreement”) pursuant to which the Senior Lender has a first (1st) priority lien upon the Borrower’s right, title and interest in and to the “Collateral” (as defined in the Senior Loan Agreement).
C.The Parties acknowledge that the Senior Lender’s lien upon the Collateral includes the Shares, whether owned at the time of execution of the Senior Loan Agreement or thereafter acquired by the Borrower.
D.In connection with the Loan, the Borrow wishes to pledge and grant a first (1st) priority lien upon 746,286 of the Shares (the “Pledge Shares”) to the Lender.
E.The Parties acknowledge that the Borrower intends to use the proceeds of the Loan (the “Loan Proceeds”) for general corporate purposes.
F.In order to induce Lender to make the Loan, Senior Lender is willing to exclude from its lien upon the Collateral (i) the Pledge Shares; and (ii) the Loan Proceeds.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the sufficiency, mutuality and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Agreement to Exclude Pledge Shares and Loan Proceeds. Notwithstanding the respective dates of attachment or perfection of the security interest of Senior Lender and the security interest of Lender, the security interest or lien of the Senior Lender, under the Senior Loan Agreement, shall not attach to the Loan Proceeds or the Pledge Shares and the Senior Lender shall not demand or receive from Borrower (and Borrower will not pay to Senior Lender) all or any part of the Loan Proceeds, nor will Senior Lender exercise any remedy with respect to the Pledge Shares until such time as (i) the Loan is fully paid in cash, fully converted into securities of the Borrower or otherwise fully satisfied, and (ii) all financing agreements between Lender and Borrower are terminated.

2.No Other Effect on the Senior Loan Agreement. The Senior Loan Agreement remains in full force and effect, except as set forth in this Agreement.

3.Miscellaneous.

(a) Captions; Certain Definitions. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions. All capitalized terms not otherwise defined herein shall have the meaning therefor, as set forth in the Senior Loan Agreement.

(b) Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and is a novation of any and all prior agreements between the parties with regard to the subjects hereof.

(c) Controlling Law. This Agreement is governed by, and shall be construed and enforced in accordance with the laws of the State of New York (except the laws of that jurisdiction that would render such choice of laws ineffective).

(d) Counterparts. This Agreement may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement or its terms to account for more than one of such counterparts. This Agreement may be executed by each party upon a separate copy, and one or more execution pages may be detached from a copy of this Agreement and attached to another copy in order to form one or more counterparts.

(Signature Pages Follow)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the Parties as of September 30, 2015.

BORROWER
CALPIAN, LLC

By:/s/ Harold Montgomery
Name: Harold Montgomery
Title: Chief Executive Officer

SENIOR LENDER
Granite Hill Capital Ventures, LLC

By:/s/ Shailesh J. Mehta
Name: Shailesh J. Mehta
Title: Managing Member

LENDER
Hall Phoenix/Inwood, Ltd.

By:/s/ Bryan Tolbert
Name: Bryan Tolbert
Title: Vice President of Finance

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